AGREEMENT AND PLAN OF REORGANIZATION


                          BY AND BETWEEN

                        EASTERN ENTERPRISES

                                AND

                       COLONIAL GAS COMPANY



                   DATED AS OF OCTOBER 17, 1998



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                         TABLE OF CONTENTS
                                                                Page


Article 1    THE MERGER...........................................2

      1.1  The Merger.............................................2

      1.2  Effective Time; Closing................................2

      1.3  Effect of the Merger...................................2

      1.4  Articles of Organization; Bylaws.......................3

      1.5  Directors and Officers.................................3

      1.6  Effect on Capital Stock................................3

      1.7  Surrender of Certificates..............................7

      1.8  No Further Ownership Rights in Seller Common Stock.....8

      1.9  Lost, Stolen or Destroyed Certificates.................8

      1.10 Tax Consequences.......................................9

      1.11 Taking of Necessary Action; Further Action.............9

Article 2    REPRESENTATIONS AND WARRANTIES OF THE SELLER.........9

      2.1  Organization of the Seller.............................9

      2.2  The Seller Capital Structure..........................10

      2.3  Authority.............................................11

      2.4  Chapter 110F Not Applicable...........................12

      2.5  SEC Filings; the Seller Financial Statements..........12

      2.6  Absence of Certain Changes or Events..................13

      2.7  Tax Matters...........................................15

      2.8  Regulation as a Utility...............................15

      2.9  Title to Properties; Absence of Liens and
           Encumbrances..........................................16

      2.10 Intellectual Property.................................16

      2.11 Compliance; Permits; Restrictions.....................17

      2.12 Litigation............................................17

      2.13 Brokers' and Finders' Fees............................17

      2.14 Employee Benefit Plans................................17

      2.15 Employment Matters....................................19

      2.16 Environmental Matters.................................20

      2.17 Agreements, Contracts and Commitments.................20

      2.18 Statements; Proxy Statement/Prospectus................22

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      2.19 Fairness Opinion......................................22

      2.20 Insurance.............................................22

      2.21 Year 2000.............................................23

Article 3    REPRESENTATIONS AND WARRANTIES OF THE BUYER.........23

      3.1  Organization of the Buyer.............................23

      3.2  The Buyer Capital Structure...........................24

      3.3  Merger Sub............................................24

      3.4  Authority.............................................24

      3.5  SEC Filings; the Buyer Financial Statements...........25

      3.6  Absence of Certain Changes and Events.................26

      3.7  Litigation............................................27

      3.8  Registration Statement; Proxy Statement/Prospectus....27

      3.9  Compliance; Permits; Restrictions.....................27

      3.10 Regulation as a Utility...............................28

      3.11 Ownership of the Seller Common Stock..................28

Article 4    CONDUCT PRIOR TO THE EFFECTIVE TIME.................28

      4.1  Conduct of Business by the Seller and the Buyer.......28

      4.2  Certain Actions by the Seller.........................28

Article 5    ADDITIONAL AGREEMENTS...............................30

      5.1  Proxy Statement/Prospectus; Registration
           Statement; Other Filings..............................30

      5.2  Meetings of Stockholders..............................31

      5.3  Access to Information; Confidentiality................31

      5.4  No Solicitation.......................................32

      5.5  Public Disclosure.....................................33

      5.6  Legal Requirements....................................33

      5.7  Third Party Consents..................................34

      5.8  Notification of Certain Matters.......................34

      5.9  Best Efforts and Further Assurances...................35

      5.10 The Seller Employee Plans; Employment Matters.........35

      5.11 Indemnification; D&O Insurance........................36

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      5.12 Tax-Free Reorganization...............................37

      5.13 Listing...............................................38

      5.14 The Seller Affiliate Agreement........................38

      5.15 Representation on Buyer Board.........................38

      5.16 Dividend Record Date..................................38

Article 6    CONDITIONS TO THE MERGER............................39

      6.1  Conditions to Obligations of Each Party to Effect
           the Merger............................................39

      6.2  Additional Conditions to Obligations of the Seller....40

      6.3  Additional Conditions to the Obligations of the
           Buyer and Merger Sub..................................40

Article 7    TERMINATION.........................................41

      7.1  Termination...........................................41

      7.2  Notice of Termination; Effect of Termination..........43

      7.3  Fees and Expenses.....................................43

Article 8    GENERAL PROVISIONS..................................46

      8.1  Non-Survival of Representations and Warranties........46

      8.2  Notices...............................................46

      8.3  Interpretation; Knowledge.............................47

      8.4  Counterparts..........................................47

      8.5  Entire Agreement......................................48

      8.6  Severability..........................................48

      8.7  Amendment.............................................48

      8.8  Extension; Waiver.....................................48

      8.9  Other Remedies; Specific Performance..................48

      8.10 Governing Law.........................................48

      8.11 Assignment............................................49

      8.12 Parties in Interest...................................49

      8.13 Waiver of Jury Trial..................................49

      8.14 Massachusetts Business Trust..........................49

Exhibit A - Affiliate Letter

               AGREEMENT AND PLAN OF REORGANIZATION


      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of October 17, 1998 is by and between Eastern Enterprises (the "Buyer"), a Massachusetts business trust, and Colonial Gas Company (the "Seller"), a Massachusetts utility corporation.

                             RECITALS

      A. Upon the terms and subject to the conditions of this Agreement and in accordance with Chapter 156B of the Massachusetts General Laws, the Massachusetts Business Corporation Law (the "MBCL"), and Chapter 164 of the Massachusetts General Laws ("Chapter 164"), the Massachusetts Manufacture and Sale of Gas and Electricity Law, the Buyer and the Seller will enter into a business combination transaction pursuant to which the Seller will merge with and into a wholly-owned subsidiary of the Buyer to be formed as a Massachusetts utility corporation ("Merger Sub").

      B. The Board of Trustees of the Buyer (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Buyer and fair to, and in the best interests of, the Buyer and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, subject to approval by the stockholders of the Buyer, if required.

      C. The Board of Directors of the Seller (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Seller and fair to, and in the best interests of, the Seller and its stockholders, and (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, subject to approval of the Merger by the stockholders of the Seller and by the Massachusetts Department of Telecommunications and Energy (the "DTE") in accordance with Chapter 164.

      D. The Buyer and the Seller, and Merger Sub when it is organized and becomes a party to this Agreement, desire to make certain representations and warranties and other agreements in connection with the Merger.

      E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                             Article 1

                            THE MERGER

      1.1  The Merger.

           (a) At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCL and Chapter 164, the Seller shall be merged with and into Merger Sub, the separate corporate existence of the Seller shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

           (b) Prior to the Effective Time, the Buyer shall cause Merger Sub to be incorporated as a Massachusetts utility corporation, to adopt a charter and other organizational documents as may be necessary or advisable and which shall be appropriate for effecting the purposes of this Agreement, and to become a party to this Agreement for purposes of effecting the Merger in accordance with the MBCL and Chapter 164.

      1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of the Commonwealth of Massachusetts in accordance with the relevant provisions of the MBCL and Chapter 164 (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time," and the date on which the Effective Time occurs being the "Effective Date") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article 6 (other than delivery of items to be delivered at Closing), or at such other time, date and location as the parties hereto agree in writing (the "Closing Date"). At the Closing, (a) the Seller shall deliver to the Buyer the various certificates and instruments required under Article 6, (b) the Buyer and Merger Sub shall deliver to the Seller the various certificates and instruments required under Article 6, and (c) the Seller and Merger Sub shall execute and file with the Secretary of the Commonwealth of Massachusetts the Articles of Merger.

      1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCL and Chapter 164. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the estate, property, rights, privileges, powers and franchises of the Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and obligations of the Seller and Merger Sub shall become the debts, liabilities and obligations of the Surviving Corporation.

      1.4  Articles of Organization; Bylaws.

           (a) At the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization; provided, however, that at the Effective Time the Articles of Organization of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Colonial Gas Company."

           (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, to serve until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, to serve until their successors are duly elected or appointed or qualified.

      1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Seller or the holders of any of the following securities:

           (a) Conversion of Seller Common Stock. Each share of Common Stock, $3.33 par value, of the Seller (the "Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Common Stock to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and automatically converted (subject to Section 1.6(f)) into the right to receive at the Effective Time:

           (i) (A) $37.50 in cash, without interest (the "Per Share Cash Amount"), (B) a number of shares of Common Stock, $1.00 par value, of the Buyer (the "Buyer Common Stock") equal to the Per Share Cash Amount divided by the Market Value (as defined below) of Buyer Common Stock (the "Exchange Ratio"), or (C) a combination of cash and shares of Buyer Common Stock determined in accordance with this Section 1.6. For purposes of this Agreement, "Market Value" of Buyer Common Stock means the average of the per share closing prices of Buyer Common Stock as reported on the New York Stock Exchange (the "NYSE") for the ten trading days ending on the third trading day prior to the Effective Date. Notwithstanding the previous sentence, (x) if the Market Value of Buyer Common Stock computed in accordance with the previous sentence is less than $37.56 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $37.56 and
      (y) if the Market Value of Buyer Common Stock computed in accordance with the previous sentence is greater than $47.80 per share, Market Value for purposes of this Section 1.6(a)(i) shall mean $47.80.

           (ii) The number of shares of Seller Common Stock to be converted into the right to receive cash in the Merger will, subject to Section

      1.6(a)(vii), be 4,000,000 shares (the "Cash Election Number"). The remaining shares of Seller Common Stock outstanding immediately prior to the Effective Time (the "Stock Election Number") will be converted into the right to receive Buyer Common Stock in the Merger.

           (iii)Subject to the allocation and election procedures set forth in this Section 1.6, each record holder of shares of Seller Common Stock immediately prior to the Effective Time will be entitled in respect of each such share (i) to elect to receive cash for such share (a "Cash Election"), (ii) to elect to receive Buyer Common Stock for such share (a "Stock Election"), or (iii) to indicate that such record holder has no preference as to the receipt of cash or Buyer Common Stock for such share (a "Non-Election"). All such elections will be made on a form designed for that purpose (a "Form of Election").

           (iv) If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of
      Seller Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Seller Common Stock covered by Non-Elections (the "Non-Election Shares") will be converted into the right to receive Buyer Common Stock, and the Cash Election Shares will be converted into the right to receive Buyer Common Stock and cash in the following manner:

           Each Cash Election  Share will be converted into the right to receive
           (A) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which will be the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (B) a number of shares of Buyer Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

           (v) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares will be converted into the right to receive cash, and all Stock Election Shares will be converted into the right to receive Buyer Common Stock and cash in the following manner:

           Each Stock Election Share will be converted into the right to receive
           (A) a number of shares of Buyer  Common Stock equal to the product of
           (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

           (vi) In the event that neither subparagraph (iv) nor subparagraph (v) above is applicable, all Cash Election Shares will be converted into the right to receive cash, all Stock Election Shares will be converted into the right to receive Buyer Common Stock, and all Non-Election Shares will be converted into the right to receive Buyer Common Stock and the right to receive cash on a proportionate basis so that the Stock Election Number and the Cash Election Number equal their respective percentages of the number of shares of Seller Common Stock outstanding as closely as possible.

           (vii)In the event that the Buyer Common Stock (excluding fractional shares to be paid in cash pursuant to Section 1.6(f)) to be issued in the Merger in exchange for shares of Seller Common Stock, valued at the lesser of (i) the average of the per share closing prices as reported on the NYSE for the ten trading days ending on the third trading day prior to the Effective Date and (ii) the average of the high and low trading prices as reported on the NYSE for the Effective Date, minus the aggregate discount, if any, due to trading restrictions on the Buyer Common Stock to be issued in the Merger (the "Buyer Common Stock Value") is less than 45% of the total consideration to be paid in exchange for the shares of Seller Common Stock (including without limitation the amount of cash to be paid in lieu of fractional shares pursuant to Section 1.6(f) and any other payments required to be considered in determining whether the continuity of interest requirement applicable to reorganizations under Section 368 of the Code has been satisfied) (the "Total Consideration"), then the Cash Election Number shall be reduced, and the Stock Election Number shall be correspondingly increased, to the extent necessary so that the Buyer Common Stock Value is 45% of the Total Consideration.

           (b)  Cash Election Procedure.

           (i) The Buyer and the Seller will each use its reasonable best efforts to cause a Form of Election to be mailed not less than thirty (30) days prior to the anticipated Effective Time to all holders of record of shares of Seller Common Stock as of the record date for the Seller Stockholders' Meeting (as hereinafter defined) and to all persons who become holders of Seller Common Stock during the period between the record date for the Seller Stockholders' Meeting and 5:00 p.m., New York time, on the date seven calendar days prior to the anticipated Effective Time and to make the Form of Election available to all persons who become holders of Seller Common Stock subsequent to such time. Elections will be made by holders of Seller Common Stock by mailing to the Exchange Agent a Form of Election. Holders of record of shares of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Seller Common Stock held by each Representative for a particular beneficial owner. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Seller Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a bank, trust company, credit union, savings association, broker, dealer or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the NYSE Medallion Signature Guaranty Program or the Stock Exchange Medallion Program). The Buyer will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Buyer (or the Exchange Agent) in such matters will be conclusive and binding. Neither the Buyer nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent will also make computations contemplated by this Section
      1.6 and all such computations will be conclusive and binding on the holders of Seller Common Stock.

           (ii) For the purposes hereof, a holder of Seller Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (as defined herein) will be deemed to have made a Non-Election. If the Buyer or the Exchange Agent determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election will be deemed to be of no force and effect and the stockholder making such purported election will for purposes hereof be deemed to have made a Non-Election.

           (iii)A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the Effective Time (the "Election Deadline") in order to be effective. All elections may be revoked until the Election Deadline in writing by holders submitting the Forms of Election.

           (c) Cancellation of Certain Shares. Each share of Seller Common Stock held in the treasury of the Seller or owned by Merger Sub, the Buyer or any direct or indirect wholly owned subsidiary of the Seller or of the Buyer immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

           (d) Capital Stock of Merger Sub. Each share of Common Stock, $1.00 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

           (e)  Adjustment  of  Exchange  Ratio.  The  Exchange  Ratio  and Cash
Election Number shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Buyer Common Stock), reorganization, recapitalization or other like change with respect to Buyer Common Stock, occurring after the date hereof and having a record date prior to the Effective Time.

           (f) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Seller Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from the Buyer an amount of cash (rounded to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction, multiplied by (ii) the Average Closing Price. The "Average Closing Price" shall mean the average of the per share closing prices of Buyer Common Stock as reported on the NYSE for the ten trading days ending on and including the Effective Date.

      1.7  Surrender of Certificates.

           (a) Exchange Agent. The Buyer shall select a bank or trust company reasonably acceptable to the Seller, which may be the Buyer's existing transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

           (b) The Buyer to Provide  Merger  Consideration.  Promptly  after the
Effective Time, the Buyer shall make available to the Exchange Agent for exchange in accordance with this Article 1 certificates for the shares of Buyer Common Stock issuable, and cash payable, pursuant to Section 1.6(a) in exchange for outstanding shares of Seller Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Seller Common Stock may be entitled pursuant to Section 1.7(d). The shares of Buyer Common Stock issuable pursuant to Section 1.6(a) and the cash payable pursuant to Sections 1.6(a) and (f) and Section 1.7(d) are referred to collectively as the "Merger Consideration".

           (c) Exchange Procedures. Promptly after the Effective Time, the Buyer shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Seller Common Stock whose shares were converted into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the exchange of the Certificates for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Buyer Common Stock and the aggregate Per Share Cash Amount into which such shares of Seller Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d).

           (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be delivered to the record holder thereof certificates representing whole shares of Buyer Common Stock and the aggregate Per Share Cash Amount issuable and payable in exchange therefor, without interest, along with payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole shares of Buyer Common Stock and cash in lieu of any fractional shares in accordance with Section 1.6(f).

           (e) Transfers of Ownership. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or if any of the other Merger Consideration is to be payable to a person other than the person to whom such Certificate is registered, it will be a condition of the issuance and payment thereof that the Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange will have paid to the Buyer or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

           (f) No  Liability.  Notwithstanding  anything to the contrary in this
Section 1.7, neither the Exchange Agent, the Buyer, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of Buyer Common Stock or Seller Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           (g) Termination of Exchange Agent. Any Merger Consideration made available to the Exchange Agent pursuant to Section 1.7(b) and not exchanged within six months after the Effective Time pursuant to this Section 1.7 shall be returned by the Exchange Agent to Buyer, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Buyer for payment of any funds to which such holder may be due, subject to applicable law.

      1.8 No Further Ownership Rights in Seller Common Stock. The Merger Consideration issued and paid in exchange of shares of Seller Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Seller Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time,
Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

      1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration;
provided, however, that the Buyer may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Buyer or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Seller and Merger Sub, the officers and directors of the Seller and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                             Article 2
           REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer, subject to the exceptions set forth in the disclosure schedule supplied by the Seller to the Buyer (the "Seller Disclosure Schedule"), as follows:

      2.1 Organization of the Seller. The Seller and each of its Subsidiaries and joint ventures (as defined below) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Seller Material Adverse Effect (as defined below). Included in the Seller Disclosure
Schedule is a true and complete list of all of the Seller's Subsidiaries and joint ventures, together with the jurisdiction of incorporation or organization of each Subsidiary and joint venture and the Seller's equity interest therein. The Seller has delivered or made available to the Buyer a true and correct copy of the Restated Articles of Organization and Bylaws of the Seller and similar governing instruments of each of its Subsidiaries and joint venture, each as amended to date. The minute books of the Seller and its Subsidiaries and joint ventures made available to the Buyer are the only minute books of the Seller and its Subsidiaries and joint ventures, and the minutes contain a reasonably accurate record of all actions taken in all meetings of directors (or committees thereof) and stockholders or actions by written consent. The term "Seller Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Seller and its Subsidiaries taken as a whole; provided, however, that, for purposes of Sections 6.3(a) and 7.1(i), the following shall not be deemed to constitute a Seller Material Adverse Effect: (i) an adverse change in the business, financial condition or results of operations of the Seller following the date of this Agreement primarily attributable to the transactions contemplated by this Agreement or the announcement thereof, circumstances or events affecting the gas distribution industry generally or adverse weather conditions or (ii) the loss of any officer or key employee of the Seller following the date of this

Agreement. "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization are directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. The term "joint venture" of a party shall mean any corporation or other entity (including partnerships and other business associations) that is not a Subsidiary of such party, in which such party or one or more of its Subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

      2.2  The Seller Capital Structure.

           (a) The authorized capital stock of the Seller consists of 15,000,000 shares of Common Stock, $3.33 par value, of which, as of September 30, 1998, there were 8,845,315 shares issued and outstanding and no shares in treasury, 547,559 shares of Class A Preferred Stock, $25 par value, of which 100,000 shares have been designated as Series A-1 Junior Participating Preferred Stock and none of which are outstanding, and 370,000 shares of Class B Preferred Stock, $1.00 par value, none of which are outstanding. No shares of Seller's capital stock have been issued since that date except shares of Seller Common Stock issued in the normal course and consistent with past practice pursuant to the Seller's Dividend Reinvestment and Common Stock Purchase Plan (the "Seller Dividend Reinvestment Plan") or the Employee Savings Plan. All outstanding shares of Seller Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Restated Articles of Organization or Bylaws of the Seller or any agreement or document to which the Seller is a party or by which it is bound. As of September 30, 1998, an aggregate of 380,290 shares of Seller Common Stock were reserved for issuance pursuant to the Seller Dividend Reinvestment Plan and Employee Savings Plan; and 100,000 shares of Seller's Series A-1 Junior Participating Preferred Stock were reserved for issuance under the Rights Agreement (the "Rights Agreement"), dated as of December 1, 1993 between the Seller and BankBoston, N.A., as Rights Agent. All shares of Seller Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

           (b) The Seller Disclosure Schedule includes a true and complete list of all outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise receive from the Seller any shares of the capital stock or any other security of the Seller, and all outstanding securities of any kind convertible into or exchangeable for such securities. True and complete copies of all instruments (or other forms of such instruments) referred to in this Section 2.2(b) have been previously furnished to the Buyer. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of the Seller to which the Seller is a party.

           (c) Except for securities the Seller owns directly or indirectly through one or more Subsidiaries, there are no equity securities of any class of any Subsidiary of the Seller, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding.

      2.3  Authority.

           (a) The Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller, subject only to the approval of this Agreement and the Merger by the Seller's stockholders and by the DTE and the filing and recording of the Articles of Merger pursuant to the MBCL and Chapter
164. This Agreement has been duly executed and delivered by the Seller. Assuming the due authorization, execution and delivery by the Buyer and, when it becomes a party, Merger Sub, this Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, (i) conflict with or violate the Restated Articles of Organization or Bylaws of the Seller or the equivalent organizational documents of any of its Subsidiaries,
(ii) subject to obtaining the approval by the Seller's stockholders of this Agreement as contemplated in Section 5.2 and of the DTE in accordance with Chapter 164 and compliance with the other requirements set forth in Section 2.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Seller or any of its Subsidiaries or by which its or any of their respective properties is bound, or (iii) subject to obtaining any third party consents referred to in the final sentence of this
Section 2.3(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of the Seller or any Subsidiary or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the
Seller or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Seller Material Adverse Effect. The Seller Disclosure Schedule lists all consents, waivers and approvals under any of the Seller's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a Seller Material Adverse Effect.

           (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental or regulatory body or authority or instrumentality ("Governmental Entity") is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the

Articles of Merger with the Secretary of the Commonwealth of Massachusetts, (ii) the filing of the Proxy Statement (as defined in Section 2.18) with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") of such forms as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the termination or expiration of all applicable waiting periods thereunder, (v) approval of the Merger and the related transactions contemplated hereunder by DTE in accordance with Chapter 164 and any required filing thereof with the Secretary of the Commonwealth, (vi) the approval of the Merger by the SEC pursuant Section 9(a)(2) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and with respect to the transfer of the Seller's franchises to the Surviving Corporation and (viii) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Seller Material Adverse Effect or a material adverse effect on the ability of the parties to consummate the Merger.

           (c) The Rights Agreement has been amended to make it inapplicable to the Buyer's acquisition of Seller Common Stock and the other transactions contemplated by and pursuant to this Agreement.

      2.4 Chapter 110F Not Applicable. The Board of Directors of the Seller has taken all actions so that the restrictions contained in Chapter 110F of the Massachusetts General Laws applicable to a "business combination" (as defined in Chapter 110F) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.

      2.5  SEC Filings; the Seller Financial Statements.

           (a) The Seller has filed all forms, reports and documents required to be filed with the SEC since January 1, 1993, and has made available to the Buyer such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Seller may file after the date hereof until the Closing) are referred to herein as the "Seller SEC Reports." As of their respective dates, the Seller SEC Reports (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports, and (ii) did not or will not at the time they were or are filed (or if amended or superseded by a filing prior to the Closing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. None of the Seller's Subsidiaries is required to file any forms, reports or other documents with the SEC.

           (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports (the

"Seller Financials"), including any Seller SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Seller and its Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Seller, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Seller contained in the Seller's SEC Report as of June 30, 1998 is hereinafter referred to as the "Seller Balance Sheet." Except as disclosed in the Seller Disclosure Schedule and except for obligations under this Agreement, neither the Seller nor any of its Subsidiaries has (i) any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Seller and its Subsidiaries taken as a whole, except liabilities (x) provided for in the Seller Balance Sheet and the related notes or (y) incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices, nor (ii) any other liabilities reasonably likely to have a Seller Material Adverse Effect.

      2.6 Absence of Certain Changes or Events. Since June 30, 1998, there has not occurred any Seller Material Adverse Effect and there has not been, occurred or arisen any:

           (a) transaction by the Seller or its Subsidiaries except in the ordinary course of business as conducted on the date of the Seller Balance Sheet and consistent with past practices;

           (b) amendments or changes to the Restated Articles of Organization or Bylaws of the Seller;

           (c) individual capital expenditure or commitment, or series of related capital expenditure or commitments, by the Seller or its Subsidiaries outside the ordinary course of business exceeding $250,000;

           (d) destruction of, damage to or loss of any assets material to the business of the Seller and its Subsidiaries taken as a whole (whether or not covered by insurance);

           (e) material adverse change in a material customer relationship, including without limitation any cancellation or termination or written notice of cancellation or termination by any material customer of its relationship or a material portion of its relationship with the Seller or any of its Subsidiaries or any material decrease in the usage or purchase of the products or services of the Seller or any of its Subsidiaries by any such customer;

           (f) labor trouble or claim of wrongful discharge or other unlawful labor practice or action that is reasonably likely to have a Seller Material Adverse Effect;

           (g) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Seller;

           (h) material revaluation by the Seller or its Subsidiaries of any of its significant assets;

           (i) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Seller (other than regular quarterly dividends in accordance with past practice), or any direct or indirect redemption, purchase or other acquisition by the Seller of any of its capital stock;

           (j) increase in the salary or other compensation payable or to become payable to any of its officers or directors or, other than in the ordinary course of business and consistent with past practices, any of its employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement and except for increases, payments or commitments in the ordinary course of business and consistent with past practices;

           (k) sale, lease, license or other disposition of any material assets or properties of the Seller or its Subsidiaries, except in the ordinary course of business;

           (l) amendment or termination of any material contract, agreement or license to which the Seller or any of its Subsidiaries is a party or by which it is bound except for amendments in the ordinary course of business that are not reasonably likely to have a Seller Material Adverse Effect or scheduled expiration pursuant to the terms of the contract, agreement or license and not as a result of any breach;

           (m) loan by the Seller or any of its Subsidiaries to any person or entity, incurring by the Seller or any Subsidiary of any indebtedness (except for indebtedness incurred in the ordinary course under existing credit lines or arrangements set forth in the Seller Disclosure Schedule), guaranteeing by the Seller or any Subsidiary of any indebtedness, issuance or sale of any debt securities of the Seller or any Subsidiary or guaranteeing of any debt securities of others, except in the ordinary course of business and consistent with past practices;

           (n) waiver or release of any material right or claim of the Seller or any of its Subsidiaries, including any write-off or other compromise of any account receivable of the Seller or any Subsidiary, other than in the ordinary course of business and consistent with past practices;

           (o) adoption, amendment, modification or termination of any Plan (as defined in Section 2.14) by the Seller or any of its Subsidiaries, or the taking of any action with respect thereto;

           (p) regulatory decision by the DTE that would have a material adverse impact on the Surviving Corporation; or

           (q) commitment, understanding or agreement by the Seller or any of its Subsidiaries or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (o) (other than this Agreement).

      2.7  Tax Matters.

           (a) The Seller and its Subsidiaries have filed all tax reports and returns required to be filed by them and have paid or will timely pay all taxes and other charges shown as due on such reports and returns. Neither the Seller nor any of its Subsidiaries is delinquent in the payment of any material tax assessment or other governmental charge (including without limitation applicable withholding taxes). Any provision for taxes reflected in the Seller Balance Sheet is adequate for payment of any and all tax liabilities for periods ending on or before June 30, 1998 and there are no tax liens on any assets of the Seller or its Subsidiaries except for current taxes not yet due.

           (b) There has not been any audit of any tax return filed by the Seller or any of its Subsidiaries for any period subsequent to 1995 and no audit of any tax return filed by the Seller or any of its Subsidiaries is in progress and neither the Seller nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by the Seller or any of its Subsidiaries is in force, and no waiver or agreement by the Seller or any of its Subsidiaries is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty, franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

           (c) Neither the Seller nor any of its Subsidiaries has agreed to, or is required to, make any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

           (d) Each agreement, contract or arrangement to which the Seller or any of its Subsidiaries is a party that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code is set forth in Section 2.7 of the Seller Disclosure Schedule.

      2.8  Regulation as a Utility.

           (a) The Seller is not a "holding company" under PUHCA.

           (b) The Seller is subject to regulation as a natural gas distribution utility by the Commonwealth of Massachusetts.

           (c) Neither the Seller nor any of its Subsidiaries is currently subject to regulation by the Federal Energy Regulation Commission under the Federal Power Act or as a "natural gas company" under the Natural Gas Act or is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than Massachusetts or in any foreign country.

      2.9  Title to Properties; Absence of Liens and Encumbrances.

           (a) The Seller and its Subsidiaries have good and valid title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) owned by them and material to the conduct of their respective businesses as such businesses are now being conducted. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such property is subject to any mortgage, pledge, lien, option, conditional sale agreement, encumbrance, security interest, title exception or restriction or claim or charge of any kind ("Encumbrances"), except for such Encumbrances as are set forth in the Seller Disclosure Schedule or the Seller Financials or are not in the aggregate reasonably likely to have a Seller Material Adverse Effect. All such property is in condition and repair adequate in all material respects for the continued conduct of the business of the Seller and its Subsidiaries in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Seller Material Adverse Effect.

           (b) The Seller and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible personal properties and assets, used or held for use in their business, and such properties and assets, as well as all other properties and assets of the Seller and its Subsidiaries, whether tangible or intangible, are free and clear of any Encumbrances, except for such Encumbrances as are set forth in the Seller Disclosure Schedule or the Seller Financials or are not in the aggregate reasonably likely to have a Seller Material Adverse Effect. All such property is in condition and repair adequate in all material respects for the continued conduct of the business of the Seller and its Subsidiaries in the manner in which it is currently conducted, except to the extent that the condition of any property is not in the aggregate reasonably likely to have a Seller Material Adverse Effect.

      2.10 Intellectual Property. The Seller and its Subsidiaries own, or are licensed or otherwise possess legally enforceable and otherwise adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are required or reasonably necessary for the conduct of business of the Seller or its Subsidiaries as currently conducted, the absence of which would have a Seller Material Adverse Effect (collectively, the "Seller Intellectual Property Rights"). All of the Seller Intellectual Property Rights are owned or licensed by the Seller or one of its Subsidiaries, free and clear of any and all Encumbrances, except for those Encumbrances under or set forth in applicable license agreements or that would not, individually or in the aggregate, have a Seller Material Adverse Effect, and, to the knowledge of the Seller, neither the Seller nor any of its Subsidiaries has forfeited or otherwise relinquished any Seller Intellectual Property Rights which forfeiture would have a Seller Material Adverse Effect. To the knowledge of the Seller, the use of the Seller Intellectual Property Rights by the Seller and its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill (including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor) of any other person, and neither the Seller nor any of its

Subsidiaries has received notice of any claim or otherwise knows that any of the Seller Intellectual Property Rights is invalid, conflicts with the asserted rights of any other person, has not been used or enforced or has failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Seller Intellectual Property Rights, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that would not, individually or in the aggregate, have a Seller Material Adverse Effect.

      2.11 Compliance; Permits; Restrictions.

           (a) Neither the Seller nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Seller or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of its Subsidiaries is a party or by which the Seller or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that are not reasonably likely to have a Seller Material Adverse Effect.

           (b) The Seller and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Seller and its Subsidiaries taken as a whole (collectively, the "Seller Permits"). The Seller and its Subsidiaries are in compliance with the terms of the Seller Permits, except where the failure to so comply is not reasonably likely to have a Seller Material Adverse Effect.

      2.12 Litigation. There is no action, suit or proceeding of any nature pending or to the Seller's knowledge threatened against the Seller or any of its Subsidiaries, or any of their respective properties, officers or directors, in their respective capacities as such (i) in which injunctive or other equitable relief or damages in excess of $250,000 are or are reasonably likely to be sought against the Seller or any Subsidiary or that otherwise are reasonably likely to result in a Seller Material Adverse Effect or (ii) that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To the Seller's knowledge, there is no investigation pending or threatened against the Seller or any of its Subsidiaries, their respective properties or any of their respective officers or directors by or before any Governmental Entity that is reasonably likely to have a Seller Material Adverse Effect.

      2.13 Brokers' and Finders' Fees. Except for fees payable to Salomon Smith Barney and disclosed to the Buyer, the Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.14 Employee Benefit Plans. The Seller Disclosure Schedule sets forth a complete list of all pension, profit sharing, retirement, deferred compensation, employment, welfare, insurance, disability, bonus, vacation pay, severance pay, fringe benefits and similar plans, programs, agreements or arrangements, whether benefiting one or more individuals, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Seller or its Subsidiaries or to which Seller or any of its Subsidiaries are parties or are required to contribute (the "Plans"). Seller has delivered (or within five (5) business days after the date hereof will deliver) to the Buyer current, accurate and complete copies of (i) each Plan that has been reduced to writing, together with all amendments; (ii) a summary of the material terms of each Plan that has not been reduced to writing, as amended; (iii) the summary plan description for each Plan subject to ERISA and, in the case of each other Plan, any similar employee summary (including employee handbook description) of the Plan; (iv) for each Plan intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, the most recent determination letter or exemption determination issued by the Internal Revenue Service ("IRS"); (v) for each Plan with respect to which a Form 5500 series annual report is required to be filed, the most recently filed such annual report and the annual report for the two preceding years, together with all schedules and exhibits; (vi) all insurance contracts, administrative services contracts, trust agreements, investment management agreements or similar agreements maintained in connection with the Plans or any of them; and (vii) copies of any correspondence from the IRS, the Department of Labor ("DOL") or other U.S. government agency or department relating to an audit or an asserted or assessed penalty with respect to a Plan or relating to requested relief from any liability or penalty (including, but not limited to, any correspondence relating to the IRS's EPRSC, VCR or CAP programs, or the DOL's amnesty programs for late filers and non-filers). To the best knowledge of the Seller, no employee benefit handbook or similar employee communication relating to any Plan nor any written communication of benefits under such Plan from the administrator thereof describes the terms of such Plan in a manner that is materially inconsistent with the documents and summary plan descriptions relating to such Plan that have been delivered pursuant to the foregoing sentence. Since January 1, 1992, neither the Seller nor any Subsidiary has maintained or contributed to, or been obligated to maintain or contribute to, any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. To the best knowledge of the Seller, neither the Seller nor any Subsidiary has incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. No partial or complete withdrawal occurring on or before, or deemed to occur on or before, the Effective Time of any of Seller and its Subsidiaries from any multiemployer plan to which any of them contributes or is required to contribute could result in any liability under Section 4201 of ERISA. The immediately preceding sentence shall be applied without regard to whether any of Seller or its Subsidiaries could satisfy any or all required prerequisites for withdrawing from such plan. Each Plan maintained by the Seller or a Subsidiary which is intended to be qualified under Section 401(a) or 501(c)(9) of the Code is so qualified. Without limiting the generality of the immediately preceding sentence, each Plan containing an account described in Section 401(h) of the Code has been maintained in accordance with Section 401(h) of the Code and the limitations described therein and in applicable regulations. Each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code, and, to the best knowledge of the Seller, nothing has been done or omitted to be done with respect to any Plan that has resulted or is reasonably likely to result in any material liability on the part of the Seller or a Subsidiary under Title I of ERISA or Chapter 43 of the Code. All reports required to be filed with respect to all Plans, including without limitation Form 5500 series annual reports, have been timely filed, except where the failure to so file could not reasonably be expected to result in material fines or penalties. No "reportable event" as defined in Section 4043 of ERISA, other than any such event for which the thirty-day notice period has been waived, has occurred with respect to any Plan subject to Title IV of ERISA. Each Plan that is subject to Title IV of ERISA, other than a multiemployer plan, could be terminated on or before the Effective Time (without regard to whether any of Seller or its Subsidiaries could satisfy any or all required prerequisites for terminating such plan), in a "standard termination" as defined in Section 4041(b) of ERISA without further contribution from any contributing employer. All claims for welfare benefits incurred by employees and their eligible dependents on or before the Closing are or prior to the Closing will be fully insured under fully paid up third-party insurance policies. Except for continuation of health coverage to the extent required under Section 4980B of the Code or applicable state law or as otherwise set forth in Section 2.14 of the Seller Disclosure Schedule, no Plan that is a "Welfare Plan" as defined in
Section 3(1) of ERISA provides for any benefits following retirement or other termination of employment. Except for individual employment agreements specified in Section 2.14 of the Seller Disclosure Schedule, each Plan can be amended, terminated or modified prospectively on and after the Effective Time without advance notice to or consent by any employee, former employee or beneficiary, except as required by law.

      2.15 Employment Matters.

           (a) The Seller and each of its Subsidiaries (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

           (b) No work stoppage or labor strike against the Seller or any of its Subsidiaries is pending or, to the best knowledge of the Seller, threatened. Neither the Seller nor any of its Subsidiaries is involved in or, to the knowledge of the Seller, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any employee, including without limitation charges of unfair labor practices or discrimination complaints, that, if adversely determined, would, in the aggregate, have a Seller Material Adverse Effect. Neither the Seller nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, in the aggregate, directly or indirectly have a Seller Material Adverse Effect. Neither the Seller nor any of its Subsidiaries is presently, nor has it been in the past, a party to or bound by any collective bargaining agreement or union contract with respect to employees other than as set forth in the Seller Disclosure Schedule and no collective bargaining agreement is being negotiated by the Seller or any of its Subsidiaries. No union organizing campaign or activity with respect to non-union employees of the Seller or any of its Subsidiaries is ongoing, pending or, to the best knowledge of the Seller, threatened.

      2.16 Environmental Matters.

           (a) Except as would not have a Seller Material Adverse Effect, no material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, hazardous or otherwise to pose an unreasonable danger to human health or the environment, including without limitation all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office, maintenance and janitorial supplies in nonmaterial amounts, are present as a result of the actions of the Seller or any of its Subsidiaries, or, to the best knowledge of the Seller, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller or any of its Subsidiaries has at any time owned, operated, occupied or leased. The Seller Disclosure Schedule lists all locations that the Seller or any Subsidiary formerly owned or leased where, to the Seller's knowledge, Hazardous Materials are present in a volume or concentration that would reasonably be expected to have a Seller Material Adverse Effect.
           (b) Except as would not have a Seller Material Adverse Effect, (i) neither the Seller nor any of its Subsidiaries has generated, transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of, or in a manner which could give rise to liabilities under, any law in effect prior to or as of the date hereof, nor (ii) has the Seller or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c) The Seller and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Seller Environmental Permits") necessary for the conduct of the Seller's and its Subsidiaries' Hazardous Material Activities and other businesses of the Seller and its Subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Seller Material Adverse Effect.

           (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Seller's knowledge, threatened concerning any Seller Environmental Permit, Hazardous Material in, on or under any property owned or leased at any time by the Seller or any of its Subsidiaries or any Hazardous Materials Activity of the Seller or any of its Subsidiaries, in which injunctive or other equitable relief or damages in excess of $250,000 are or are reasonably likely to be sought against the Seller or any Subsidiary or that otherwise would have a Seller Material Adverse Effect.

      2.17 Agreements, Contracts and Commitments. Except as identified in the Seller Disclosure Schedule or listed in the Exhibit Index to the Seller's Form

10-K for the year ended December 31, 1997 (the "Seller 10-K"), neither the Seller nor any of its Subsidiaries is a party to or is bound by:

           (a) any agreement, contract or commitment containing any covenant limiting the freedom of the Seller or any of its Subsidiaries to engage in any line of business or compete with any person;

           (b) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $250,000 and not cancelable without penalty;

           (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise (other than the Seller's wholly-owned subsidiaries);

           (d) any mortgages, indentures, loans or credit agreements, security agreements relating to a material amount of assets or other agreements or instruments relating to the borrowing of money or extension of credit;

           (e) any other agreement, contract, commitment or lease which requires annual payments by the Seller or any of its Subsidiaries under any such agreement, contract, commitment or lease of $250,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

           (f) any consulting arrangements and contracts for professional, advisory and other services involving payments of more than $100,000 in any year, including contracts under which the Seller or any of its Subsidiaries performs services for others;

           (g) any material contracts relating to the source or supply of gas and other raw materials essential to the conduct of the business of the Seller or any of its Subsidiaries, and any financial derivatives master agreements, confirmations, or futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities with respect to the foregoing;

           (h) any contracts relating to the employment, engagement, compensation or termination of directors, officers, employees or agents of the Seller or any of its Subsidiaries not included under Plans (as defined in Section 2.14);

           (i)  any union and other labor contracts;

           (j) any agreement, contract or instrument (including amendments thereto) to which the Seller or any of its Subsidiaries is a party or by which any of them is bound that is required to be included in the Seller 10-K; and

           (k) any other material contracts made other than in the usual or ordinary course of business of the Seller or any of its Subsidiaries to which the Seller or any of its Subsidiaries is a party or under which the Seller or any of its Subsidiaries is obligated.

Neither the Seller nor any of its Subsidiaries, nor to the Seller's knowledge any other party to a Seller Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which the Seller or any Subsidiary is a party or by which it is bound of the type described in clauses (a) through (k) above (any such agreement, contract or commitment, a "Seller Contract") in such a manner as would permit any other party to cancel or terminate any such Seller Contract, or would permit any other party to seek damages, in either case, which would have a Seller Material Adverse Effect.

      2.18 Statements; Proxy Statement/Prospectus. The information to be supplied by the Seller for inclusion in the Registration Statement on Form S-4 to be filed to register under the Securities Act Buyer Common Stock issuable pursuant to Section 1.6 (the "Registration Statement") shall not at the time the Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Seller for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Seller in connection with the meeting of the Seller's stockholders to consider the approval of this Agreement (the "Seller Stockholders' Meeting") and, if the approval of the Buyer's stockholders is required, to the stockholders  of the  Buyer  in  connection  with  the  meeting  of the  Buyer's stockholders to consider the approval of this Agreement (the "Buyer Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented, including any joint proxy statement, is referred to herein as the "Proxy Statement") shall not, on the dates the Proxy Statement is first mailed to the Seller's stockholders and the Buyer's stockholders and at the time of the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Seller Stockholders' Meeting or the Buyer Stockholders' Meeting which has become false or misleading. The Proxy Statement utilized by the Seller will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Seller or any of its affiliates, officers or directors should be discovered by the Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, or which is required to be disclosed to the Seller's stockholders so that the information made available to them in connection with electing the form of Merger Consideration is not false or misleading in any material respect, the Seller shall promptly inform the Buyer. Notwithstanding the foregoing, the Seller makes no representation or warranty with respect to any information supplied by the Buyer or Merger Sub that is contained in any of the foregoing documents.

      2.19 Fairness Opinion. The Seller has received an opinion from Salomon Smith Barney, dated as of the date hereof, to the effect that as of the date hereof, the consideration to be received by the Seller's stockholders in the Merger is fair from a financial point of view and will deliver to the Buyer a copy of such written opinion.

      2.20 Insurance. The Seller and each of its Subsidiaries are, and have been continuously since January 1, 1993, insured for a minimum amount of $15,000,000 against such risks and losses as are customary in all material respects for companies conducting the business as conducted by the Seller and its Subsidiaries during such time period. Neither the Seller nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of the Seller or any of its Subsidiaries. The insurance policies of the Seller and each of its Subsidiaries are, to the best of Seller's knowledge, valid and enforceable policies in all material respects.

      2.21 Year 2000. The Seller Disclosure Schedule summarizes the status of the Seller's assessment of third-party service providers with respect to attempting to ensure that the Seller's computer systems do not, or will not following modification thereof, be deficient with respect to formatting for the problem relating to computer programs and systems recognizing dates that use two-digit year data rather than four-digit year data (the "Year 2000 Problem") and that such third-party service providers and the Seller's computer systems are, or will be following modification thereof, in material compliance with all regulations and trade organization guidelines concerning the Year 2000 Problem. The Seller has made available to the Buyer copies of all correspondence between the Seller and its third-party service providers concerning Year 2000 Problem compliance. Except as set forth in the Seller Disclosure Schedule, the Seller has no other contracts with, or commitments to, any third-party with respect to the Year 2000 Problem. The Seller has not been informed by any customer, insurance company or service provider with which the Seller or any of its Subsidiaries transacts business of an inability to timely remedy their own deficiencies with respect to the Year 2000 Problem, which deficiencies, individually or in the aggregate, would have a Seller Material Adverse Effect.

                             Article 3
            REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller, subject to the exceptions set forth in the disclosure schedule supplied by the Buyer to the Seller (the "Buyer Disclosure Schedule"), as follows:

      3.1 Organization of the Buyer. The Buyer and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite corporate or similar power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a Buyer Material Adverse Effect (as defined below). The Buyer has delivered or made available a true and correct copy of the Declaration of Trust and Bylaws of the Buyer, each as amended to date, to the Seller. The term "Buyer Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Buyer and its Subsidiaries taken as a whole; provided, however, that, for purposes of Sections 6.2(a) and 7.1(j), the following shall not be deemed to constitute a Buyer Material Adverse Effect":

(i) an adverse change in the business, financial condition, or results of operations of the Buyer following the date of this Agreement primarily attributable to the transactions contemplated by this Agreement or the announcement thereof, circumstances or events affecting the gas distribution industry generally or adverse weather conditions, or (ii) the loss of any officer or key employee of the Seller following the date of this Agreement.

      3.2 The Buyer Capital Structure. The authorized capital stock of the Buyer consists of 50,000,000 shares of Common Stock, $1.00 par value, of which there were 22,497,183 shares issued and outstanding as of September 30, 1998. As of the date hereof, except for an aggregate of 2,146,383 shares of Buyer Common Stock reserved for issuance under various stock option and other stock plans of the Buyer, there is no outstanding right, subscription, warrant, call, preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Buyer any shares of the capital stock or any other security of the Buyer and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Since September 30, 1998, no shares of Buyer Common Stock have been issued except pursuant to the stock option and other stock plans of the Buyer. All outstanding shares of Buyer Common Stock are duly authorized, validly issued, and fully paid and non-assessable and are not subject to preemptive rights created by statute, the Declaration of Trust or Bylaws of the Buyer or any agreement or document to which the Buyer is a party or by which it is bound. All of the shares of Buyer Common Stock to be issued in the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable.

      3.3  Merger Sub.

           (a) Merger Sub will, when it is incorporated, be duly organized, validly existing and in good standing as a Massachusetts utility corporation, with the requisite corporate power to own, lease and operate the property and carry on the business as now being conducted by the Seller.

           (b) All of the capital stock of Merger Sub prior to and at the Effective Time will be duly authorized, validly issued, fully paid and nonassessable and owned of record and beneficially by the Buyer.

           (c) Merger Sub shall be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, prior to the Effective Time, will not have engaged in any other business activities.

      3.4  Authority.

           (a) The Buyer has, and Merger Sub will have, all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been and will be duly authorized by all necessary corporate action on the part of the Buyer and Merger Sub, respectively, subject only to the approval of the Merger by the stockholders of the Buyer, if required, and the DTE and filing and recording of the Articles of Merger. This Agreement has been and will be duly executed and delivered by the Buyer and Merger Sub, respectively, and, assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement constitutes and will constitute the valid and binding obligation of the Buyer and Merger Sub, respectively, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement by the Buyer and Merger Sub do not and will not, and the performance of this Agreement by the Buyer and Merger Sub will not, (i) conflict with or violate the charter or bylaws of the Buyer or Merger Sub, (ii) subject to obtaining the approval of the DTE in accordance with Chapter 164 and compliance with the other requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Buyer or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) subject to obtaining the third party consents referred to in the final sentence of this Section 3.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Buyer's rights or alter the rights or obligation of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Buyer or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Buyer or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Buyer Material Adverse Effect. The Buyer Disclosure Schedule lists all material consents, waivers and approvals under any of the Buyer's or any of its Subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, except for those the absence of which would not have a the Buyer Material Adverse Effect.

           (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing and effectiveness of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts, (iii) the filing of a Current Report on Form 8-K with the SEC, (iv) the filing with the Antitrust Division and the FTC of such forms as may be required by the HSR Act and the termination or expiration of all applicable waiting periods thereunder,
(v) the listing of Buyer Common Stock issuable pursuant to Section 1.6 on the NYSE, the Pacific Exchange and the Boston Stock Exchange, (vi) the approval of the Merger, the related transactions contemplated hereunder and the issuance of shares of capital stock of Merger Sub by the DTE and any required filing thereof with the Secretary of the Commonwealth; (vii) the approval of the Merger by the SEC pursuant to Section (9)(a) (2) of PUHCA; (viii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and with respect to the transfer of the Seller's franchises to the Surviving Corporation; and (ix) such other consents, authorizations, filings, approvals and registrations that, if not obtained or made, would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Buyer to consummate the Merger.

      3.5  SEC Filings; the Buyer Financial Statements.

           (a) The Buyer and its Subsidiaries have filed all forms, reports and documents required to be filed with the SEC since January 1, 1995, and have made available to the Seller such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Buyer or its Subsidiaries may file after the date hereof until the Closing) are referred to herein as the "Buyer SEC Reports." As of their respective dates, the Buyer SEC Reports (i) were or will be prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (ii) did not and will not at the time they were or are filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Buyer SEC Reports (the "Buyer Financials"), including any Buyer SEC Reports filed after the date hereof until the Closing, (i) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present, in all material respects, the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Buyer contained in the Buyer SEC Reports as of June 30, 1998 is hereinafter referred to as the "Buyer Balance Sheet." Except as disclosed in the Buyer Disclosure Schedule and except for obligations under this Agreement, neither the Buyer nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP that are, individually or in the aggregate, material to the business, results of operations or financial condition of the Buyer and its Subsidiaries taken as a whole, except liabilities (i) provided for in the Buyer Balance Sheet or the related notes , (ii) incurred since the date of the Buyer Balance Sheet in the ordinary course of business consistent with past practices, or (iii) incurred in connection with the transactions contemplated hereby.

      3.6 Absence of Certain Changes and Events. Since June 30, 1998, there has not occurred any Buyer Material Adverse Effect and there has not been, occurred or arisen any:

           (a) material damage, destruction, or loss to the business or properties of the Buyer and its Subsidiaries taken as a whole (whether or not covered by insurance);

           (b) declaration, setting aside, or payment of any dividend or other distribution in respect of the Buyer's capital stock (other than regular quarterly dividends in accordance with past practice), or any direct or indirect redemption, purchase or any other acquisition of such stock;

           (c) change in the capital stock or in the number of shares or classes of the Buyer's authorized or outstanding capital stock as described in Section 3.2; or

           (d) other event or condition known to the Buyer adversely affecting the operations, assets or business of the Buyer or any of its Subsidiaries which could reasonably be expected to have a Buyer Material Adverse Effect.

      3.7 Litigation. There is no action, suit, proceeding or investigation pending or to the Buyer's knowledge, threatened against the Buyer or any of its Subsidiaries that would have a Buyer Material Adverse Effect or that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

      3.8 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Buyer for inclusion in the Registration Statement (as defined in
Section 2.18) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Buyer for inclusion in the Proxy Statement to be sent to the stockholders of the Seller in connection with the Seller
Stockholders' Meeting and, if required, the stockholders of the Buyer in connection with the Buyer Stockholders' Meeting, and the information made available to the Seller's stockholders in connection with their election as to the form of Merger Consideration, shall not, on the date the Proxy Statement is first mailed to the Seller's stockholders and the Buyer's stockholders and at the time of the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting, as the case may be, and at the time such information is made available to the Seller's stockholders in connection with such election, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier written communication with respect to the solicitation of proxies for the Seller Stockholders' Meeting and the Buyer Stockholders' Meeting which has become false or misleading. The Registration Statement and the Proxy Statement used by the Buyer will comply as to form in all material respects with applicable provisions of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Buyer or any of its affiliates, officers or directors should be discovered by the Buyer that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement or as part of the information made available to the Seller's stockholders, the

Buyer shall promptly inform the Seller. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Seller that is contained in any of the foregoing documents.

      3.9  Compliance; Permits; Restrictions.

           (a) Neither the Buyer nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Buyer or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Seller or any of its Subsidiaries is a party or by which the Buyer or any of its Subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that would not have a Buyer Material Adverse Effect.

           (b) The Buyer and its Subsidiaries hold all consents, permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to the operation of the business of the Buyer and its Subsidiaries taken as a whole (collectively, the "Buyer Permits"). The Buyer and its Subsidiaries are in compliance with the terms of the Buyer Permits, except where the failure to so comply would not have a Buyer Material Adverse Effect.

      3.10 Regulation as a Utility. The Buyer is a holding company exempt from registration under Section 3(a)(1) of the PUHCA.

      3.11 Ownership of the Seller Common Stock. As of the date of this Agreement, the Buyer does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Seller Common Stock.

                             Article 4
                CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 Conduct of Business by the Seller and the Buyer. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Seller (which for the purposes of this Article 4 shall include the Seller and each of its Subsidiaries) and the Buyer (which for the purposes of this Article 4 shall include the Buyer and each of its material Subsidiaries) agree, except (i) in the case of the Seller as provided in Article 4 of the Seller Disclosure Schedule and in the case of the Buyer as provided in Article 4 of the Buyer Disclosure Schedule, (ii) as otherwise contemplated by this Agreement, or (iii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business operations in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees, maintain its properties and assets in good condition and repair and preserve its relationships with customers, suppliers, distributors, and others with which it has business dealings.

      4.2 Certain Actions by the Seller.  In addition,  notwithstanding  Section
4.1 above, without the prior written consent of the Buyer, the Seller shall not do any of the following, nor shall the Seller permit its Subsidiaries to do any of the following:

           (a) Enter into any partnership arrangements, joint development agreements or strategic alliances;

           (b) Grant any severance or termination pay to any officer or employee except payments pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the Buyer, or adopt any new severance plan;

           (c) Make any filings with any government authority regarding its rates or charges, standards of service, accounting matters or services it provides, except in the ordinary course of business consistent with past practices or as required by law;

           (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than the declaration and payment of regular quarterly cash dividends on the Seller Common Stock with record and payment dates consistent with past practice and at rates not in excess, in any fiscal year, of the dividends for the prior fiscal year increased at a rate consistent with past practice, and dividends payable by a Subsidiary to the Company;

           (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock;

           (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of Seller capital stock or any securities convertible into shares of Seller capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of Seller capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance in the normal course and consistent with past practice of shares of Seller Common Stock under the Seller Dividend Reinvestment Plan and Employee Savings Plan;

           (g) Cause, permit or propose any amendments to its Restated Articles of Organization or Bylaws;

           (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of operating assets;

           (i) Sell, lease, encumber or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to the business of the Seller;

           (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to (i) existing credit facilities identified in the Seller Disclosure Schedule in accordance with their existing terms in the ordinary course of business or (ii) the Seller's existing Medium Term Note Program to finance or refinance capital expenditures in the ordinary course of business and in accordance with the provisions of this Agreement) or guarantee any such indebtedness (or enter any other guarantee, keep-well, capital maintenance or other similar agreement) or issue or sell any debt securities or warrants or rights to acquire debt securities of the Seller or guarantee any debt securities of others;

           (k) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director, officer or employee other than pursuant to existing agreements, plans and arrangements identified in the Seller Disclosure Schedule, or increase the salaries or wage rates, other than in the ordinary course of business and consistent in timing and amount with past practice or as required by law, of its officers or employees;

           (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business or amounts less than $250,000;

           (m) Make any individual capital expenditure or commitment, or series of related capital expenditures or commitments, outside the ordinary course of business, exceeding $250,000;

           (n) Become or establish a "holding company" within the meaning of PUHCA; or

           (o) Agree in writing or otherwise to take any of the actions described in this Section 4.2.

                             Article 5
                       ADDITIONAL AGREEMENTS

      5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, the Seller and, to the extent the approval of its stockholders is required, the Buyer will prepare and file with the SEC the Proxy Statement, and the Buyer will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Seller and the Buyer will respond to any comments of the SEC and will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Seller and, to the extent the approval of its stockholders is required, the Buyer will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time, provided that the Seller may require receipt of confirmation as of the date of mailing the Proxy Statement of the opinion of its financial advisor referred to in Section 2.19. As promptly as practicable after the date of this Agreement, the Seller and the

Buyer will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or state securities laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. From and after the date of this Agreement until the Effective Time, the Buyer and the Seller shall file with the SEC when due all reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act, and the Buyer shall make available to the Seller's stockholders such information as may be required in connection with their election as to the form of Merger Consideration. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing or to be made available to the Seller's stockholders in connection with such election, the Seller or the Buyer, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Seller or the Buyer, such amendment, supplement or information. The Proxy Statement will also include the recommendations of the Board of Directors of the Seller and, to the extent the approval of the Buyer's stockholders is required, of the Board of Trustees of the Buyer in favor of approval of this Agreement (except that the Board of the Seller or the Buyer may withdraw, modify or refrain from making such recommendation to the extent that the Board determines in good faith on the advice of outside legal counsel that the Board's fiduciary duties under applicable law require it to do so).

      5.2  Meetings of Stockholders.

           (a) Promptly after the date hereof, the Seller will take all action necessary in accordance with the MBCL, Chapter 164 and its Restated Articles of Organization and Bylaws to convene the Seller Stockholders' Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of considering the approval of this Agreement. Unless otherwise required by the fiduciary duties of the Seller's Board of Directors, the Seller will use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required to obtain such approval.

           (b) Promptly after the date hereof, to the extent that the approval of its stockholders is required, the Buyer will take all action necessary in accordance with its listing agreement with or the rules of the NYSE to convene the Buyer Stockholders' Meeting to be held as promptly as practicable, and in any event within 60 days after the declaration of effectiveness of the Registration Statement, for the purpose of considering the approval of the issuance of the Buyer Common Stock to be issued in the Merger as contemplated by this Agreement. Unless otherwise required by the fiduciary duties of the Buyer's Board of Trustees, the Buyer will use its best efforts in connection with such

Buyer Stockholders' Meeting to solicit from its stockholders proxies in favor of the approval of this Agreement, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required to obtain such approval.

      5.3  Access to Information; Confidentiality.

           (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify or waive any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

           (b) The parties acknowledge that the Seller and the Buyer have previously executed a Confidentiality Agreement dated June 15, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

      5.4  No Solicitation.

           (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, the Seller and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than the Buyer and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Seller or any of its Subsidiaries to, or afford any access to the properties, books or records of the Seller or any of its Subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than the Buyer and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Seller. For the purposes of this Agreement, an "Acquisition Proposal" means
(x) any proposal or offer (other than one with or relating to the Buyer or an affiliate thereof) relating to (i) any merger, consolidation, sale of substantial assets of the Seller or similar transactions involving the Seller or any Subsidiary (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 20% or more of the outstanding shares of capital stock of the Seller (including without limitation by way of a tender offer or an exchange offer), or (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under
Section 13(d) of the Exchange Act and the rules and regulations thereunder) that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Seller (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or
(y) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Seller will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will use reasonable efforts to obtain the return of any confidential information furnished to any such Parties. The Seller will (i) notify the Buyer promptly if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and
(ii) promptly notify the Buyer of the applicable terms and conditions of any such Acquisition Proposal and of any modification thereof or any proposed agreement. In addition, subject to the other provisions of this Section 5.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement, the Seller and its Subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than the Buyer); provided, however, that nothing herein shall prohibit the Seller's Board of Directors from taking and disclosing to the Seller's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or any other disclosure required by law.

           (b) Notwithstanding the provisions of paragraph (a) above, the Seller may, to the extent the Board of Directors of the Seller determines, in good faith, based upon the advice of outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph
(c) below, furnish information to any person, entity or group after such person, entity or group has delivered to the Seller in writing an Acquisition Proposal that the Board of Directors of the Seller determines, would result in a transaction more favorable to the stockholders of the Seller than the Merger. In addition, notwithstanding the provisions of paragraph (a) above, in connection with a possible Acquisition Proposal, the Seller may refer any third party to this Section 5.4 or make a copy of this Section 5.4 available to a third party. In the event the Seller receives an Acquisition Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Seller from approving such Acquisition Proposal, or recommending such Acquisition Proposal to the Seller's stockholders, if the Board determines in good faith, based on the advice of its outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Seller may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement, provided that the Seller provides Buyer with at least two days' prior notice thereof, during which time the Buyer may make, and in such event the Seller shall in good faith consider, a counterproposal to such Acquisition Proposal. Nothing in this Section 5.4 shall (x) permit the Seller to terminate this Agreement (except as specifically provided in Section 7.1 hereof), (y) permit the Seller to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Seller shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to below)) or (z) affect any other obligation of the Seller under this Agreement.

           (c) Notwithstanding anything to the contrary in this Section 5.4, the Seller will not provide any non-public information to a third party unless (i) the Seller provides such non-public information pursuant to a nondisclosure agreement with terms comparable to the terms in the Confidentiality Agreement and (ii) such non-public information has previously been delivered or made available to the Buyer.

      5.5 Public Disclosure. The Buyer will consult with the Seller, and the Seller will consult the Buyer, and each will get the approval of the other (which will not be unreasonably withheld or delayed), before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation and approval, except as may be required by law or any listing agreement with or rule of a national securities exchange.

      5.6  Legal Requirements.

           (a)  Each of the  Buyer,  Merger  Sub and the  Seller  will  take all reasonable actions necessary or desirable to comply promptly with all legal requirements that may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. The Buyer will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Buyer Common Stock pursuant hereto. The Seller will use its commercially reasonable efforts to assist the Buyer as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Buyer Common Stock pursuant hereto.

           (b) As soon as practicable after execution of this Agreement or as otherwise mutually agreed by the parties, each of the Buyer and the Seller shall file with the Antitrust Division and the FTC a premerger notification form and any supplemental information (other than privileged information) which may be requested in connection therewith pursuant to the HSR Act, which filings and supplemental information will comply in all material respects with the requirements of the HSR Act. Each of the Buyer and the Seller shall cooperate fully with the other in connection with the preparation of such filings and shall use its best efforts to respond to any requests for supplemental information from the Antitrust Division or the FTC and to obtain early termination of any waiting period applicable to the Merger under the HSR Act without any materially burdensome conditions or any divestiture. Filing fees required to be paid in connection with the premerger notification pursuant to the HSR Act shall be borne and paid by the Buyer.

           (c) As soon as practicable after execution of this Agreement, to the extent applicable, the Buyer shall file with the SEC an application for approval under Section 9(a)(2) of PUHCA and such other application and information (other than privileged information) which may be requested by the SEC in connection therewith pursuant to PUHCA and the rules of the SEC thereunder, which filings and information will comply in all material respects with the requirements of PUHCA and such rules. The Buyer will diligently prosecute such applications and take such actions (excluding any obligations to register as a non-exempt "holding company" under PUHCA other than as a result of any actions taken by the

Buyer after the date of this Agreement except as contemplated by this Agreement) as may reasonably be necessary to obtain the requisite SEC approval under PUHCA.

      5.7 Third Party Consents. As soon as practicable following the date hereof, each of the Seller and the Buyer will use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its Subsidiaries' agreements, contracts, licenses, leases or franchises required to be obtained in connection with the consummation of the transactions contemplated hereby.

      5.8 Notification of Certain Matters. The Buyer will give prompt notice to the Seller, and the Seller will give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of the Buyer and Merger Sub or the Seller, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      5.9 Best Efforts and Further Assurances. Subject to the respective rights and obligations of the Buyer and the Seller under this Agreement, each of the parties to this Agreement will and the Buyer will cause Merger Sub to, use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will, and the Buyer will cause Merger Sub to, execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall require the Buyer to agree to any materially burdensome condition or any divestiture in order to obtain any clearance for the Merger under the HSR Act or in connection with any other regulatory order or approval.

      5.10 The Seller Employee Plans; Employment Matters.

           (a) For a period of one year after the Effective Time, and subject to applicable law, the Buyer shall provide to the employees in the aggregate of the Buyer and its Subsidiaries who were formerly employees of the Seller and its Subsidiaries employee benefits that are no less favorable in the aggregate than those provided under the Seller's Plans (as defined in Section 2.14) disclosed in the Seller Disclosure Schedule as in effect on the Closing Date, provided that, from and after the Effective Time, the employee benefits provided to the employees of the Buyer and its Subsidiaries who were formerly employees of the Seller and its Subsidiaries shall be no less favorable than the employee benefits provided from time to time by the Buyer or its Subsidiary for its similarly situated employees. Such employee benefits shall be without limitation for preexisting conditions other than any such condition or limitation (including without limitation preexisting condition exclusions, waiting periods, actively-at-work requirements and other similar exclusions and conditions) as to which the relevant corresponding Plan of the Seller or its Subsidiaries provided only a conditional waiver and as to which the employee (or his or her spouse or dependents) had not, as of the Closing Date, satisfied the relevant conditions for such waiver. From and after the Effective Time, in the case of each employee benefit plan (a "Buyer Plan") of the Buyer or its Subsidiaries which determines an individual's eligibility to become a participant in the Buyer Plan (an "eligibility requirement") or the extent of a participant's nonforfeitable right to benefits otherwise accrued under the Buyer Plan (a "vesting requirement") by reference to service for the Buyer and its Subsidiaries, the Buyer Plan's eligibility and vesting requirements shall be applied to the extent permitted by law by taking into account for each employee of the Buyer or its Subsidiaries who was an employee of the Seller or its Subsidiaries immediately prior to the Effective Time such service of such employee for the Seller or its Subsidiaries prior to the Effective Time as would have been taken into account for purposes of the Buyer Plan's eligibility and vesting requirements had such service been for the Buyer and its Subsidiaries. This Section 5.10(a) shall not apply to the employees of the Buyer and its Subsidiaries who were formerly employees of the Seller and its Subsidiaries and whose terms and conditions of employment are governed by a collective bargaining agreement.

           (b) The Buyer agrees to honor from the Effective Time in accordance with their terms (i) all Plans, (ii) all collective bargaining agreements, (iii) all contracts, arrangements or commitments with or for the benefit of officers and employees disclosed in the Seller Disclosure Schedule and (iv) all benefits vested thereunder as of the Effective Time; provided, however, that nothing in this sentence shall be interpreted as preventing the Buyer or its Subsidiaries from amending, modifying or terminating any such Plans, contracts, arrangements or commitments in accordance with their terms.

           (c) The Buyer will offer employment arrangements to the officers of the Seller and its Subsidiaries and otherwise honor the provisions as set forth in a memorandum entitled "Proposed Plan for Colonial's Officers and Employees" dated October 14, 1998 furnished by the Buyer to the Seller.

           (d) The Seller and the Buyer agree to coordinate their executive incentive plans in order to assure that the officers and employees of the Seller and its Subsidiaries entitled to participate in the Seller's Executive Performance and Equity Incentive Plan receive on an equitable basis the benefits provided under such plan for the portion of the year in which the Merger occurs during which they were officers or employees of the Seller or its Subsidiaries.

      5.11 Indemnification; D&O Insurance.

           (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who become prior to the Effective Time, a director or officer of the Seller or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of the Seller, any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Buyer shall indemnify and hold harmless, as and to the fullest extent permitted by law and the charter and by-laws of the relevant entity, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer; provided, however, that (i) the Buyer shall have the right to assume the defense thereof and upon such assumption the Buyer shall not be liable to any Indemnified Party in connection with the defense thereof, except that if the Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Buyer, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) the Buyer shall be obligated pursuant to this paragraph to pay for only one counsel for all Indemnified Parties, (iii) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (iv) the Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 5.11 upon learning of any such claim, action, suit, proceeding or investigation shall notify the Buyer thereof, provided that the failure to so notify shall not affect the obligations of the Buyer under this Section 5.11 except to the extent such failure to notify materially prejudices the Buyer. The Seller's obligations under this Section
5.11 shall continue in full force and effect for a period of six (6) years from the Effective Time, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

           (b) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the indemnification obligations of the Seller pursuant to the provisions of the Restated Articles of Organization and the Bylaws of the Seller as in effect immediately prior to the Effective Time.

           (c) For a period of six (6) years after the Effective Time, the Buyer shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Seller's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the Buyer) with coverage in amount and scope at least as favorable as the Seller's existing coverage (which coverage may be an endorsement extending the period in which claims may be made under such existing policy);

provided that in no event shall the Buyer or the Surviving Corporation be required to expend per year under this Section 5.11(c) more than an aggregate of 150% of the current annual premium expended by the Seller to provide such coverage.

           (d) In the event the Buyer or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfer or conveys all or substantially all of its assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Buyer assume the obligations set forth in this Section 5.11.

           (e) The provisions of this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Party and his or her heirs and representatives may have under the Bylaws of the Seller or any of its Subsidiaries, any contract or applicable law.

      5.12 Tax-Free Reorganization. The Buyer and the Seller will each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, and neither party will take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local tax statute). The Buyer and the Seller will each make available to the other party and their respective legal counsel copies of all tax returns as may be requested by the other party. Each of the Buyer and the Seller will make and will use its best efforts to obtain from its affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Section 6.1(f).

      5.13 Listing. The Buyer shall use its best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the NYSE, the Pacific Exchange and the Boston Stock Exchange prior to the Effective Time.

      5.14 The Seller Affiliate Agreement. Set forth on Section 5.14 of the Seller Disclosure Schedule is a list of those persons who may be deemed to be, in the Seller's reasonable judgment, affiliates of the Seller within the meaning of Rule 145 under the Securities Act (each, a "Seller Affiliate"). The Seller will provide the Buyer with such information and documents as the Buyer reasonably requests for purposes of reviewing such list. The Seller will use reasonable commercial efforts to deliver or cause to be delivered to the Buyer promptly after the date hereof from each Seller Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit A (the "Seller Affiliate Agreement"). The Buyer will be entitled to place appropriate legends on the certificates evidencing any Buyer Common Stock to be received by a Seller Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Buyer Common Stock, consistent with the terms of the Seller Affiliate Agreement.

      5.15 Representation on Buyer Board. The Buyer shall take such action as may be necessary to cause the number of Trustees comprising the Buyer's Board of Trustees at the Effective Time to be sufficient to permit one director of the Seller to serve thereon and shall elect as a Trustee F.L. Putnam, Jr. or another director of the Seller designated by the Board of Directors of the Seller who is reasonably satisfactory to the Buyer. The Buyer shall, as of the Effective Time, appoint such director to serve on the Buyer's Board for a term ending at the 2002 Annual Meeting of Shareholders of the Buyer.

      5.16 Dividend Record Date. The Seller agrees to coordinate with the Buyer in establishing the record date for the payment of any dividends on the Seller Common Stock in order to assure that the holders of record of Seller Common Stock (i) are entitled to receive a dividend on either Seller Common Stock or Buyer Common Stock received in the Merger in the quarter in which the Closing occurs, and (ii) are not entitled to receive a dividend on both Seller Common Stock and Buyer Common Stock received in the Merger in the quarter in which the Closing occurs.

                             Article 6

                     CONDITIONS TO THE MERGER

      6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

           (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote under the Seller's, the Buyer's and Merger Sub's charter and bylaws, the MBCL, Chapter 164 and the rules and regulations of the NYSE, as and to the extent required.

           (b) DTE Approval. The Merger, the related transactions contemplated hereunder, and the related rate plan shall have been approved by the DTE pursuant to Chapter 164 (i) on terms and conditions which are not materially inconsistent with the principles set forth by the DTE in its approval of the merger plan and related rate plan in Eastern Enterprises/Essex County Gas Company, D.T.E. 98-27, order dated September 17, 1998, and D.T.E. 98-27-A, order dated September 25, 1998, as such orders are in effect on the date of this Agreement, pertaining to the recovery of costs, including without limitation transaction, premium and integration costs, associated with the Merger, and (ii) without terms and conditions that would otherwise have a material adverse effect (determined after giving effect to the related rate plan) on the business, assets (including intangible assets), prospects, financial condition or results of operations of (x) the Surviving Corporation or (y) the other gas distribution Subsidiaries of the Buyer taken as a whole, and such approval shall be final, nonappealable and not under appeal..

           (c) Registration Statement Effective. The SEC shall have declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

           (d) PUHCA Approval. The requisite approval of the SEC under PUHCA shall have been obtained on terms and conditions that are not materially burdensome to the Buyer, including without limitation any requirement that the Buyer register as a non-exempt "holding company" under PUHCA (other than as a result of actions taken by the Buyer after the date of this Agreement except as contemplated by this Agreement).

           (e) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal, otherwise prohibiting consummation of the Merger or having a material adverse effect on the Merger.

           (f) Tax Opinions. The Buyer and the Seller shall each have received substantially identical written opinions from their counsel, Ropes & Gray and Palmer & Dodge LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided that if the respective counsel to the Buyer or the Seller does not render such opinion, this condition shall nonetheless be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party.

           (g) HSR and Similar Compliance. Any applicable waiting period relating to the consummation of Merger under the HSR Act shall have expired or been terminated by the reviewing agency and any similar government requirements have been satisfied or complied with.

           (h) Required  Approvals.  All consents and  approvals  referred to in
Section 2.3 and 3.3 (or in the applicable Disclosure Schedule with respect thereto) shall have been obtained.

           (i) Supplemental Indenture. The Surviving Corporation shall have executed such documentation as is required by and in compliance with the Second Amended and Restated First Mortgage Indenture dated as of June 30, 1992 from the Seller to State Street Bank and Trust Company, Trustee, as amended and supplemented.

      6.2 Additional Conditions to Obligations of the Seller. The obligations of the Seller to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Seller:

           (a) Representations and Warranties. The representations and warranties of the Buyer and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Buyer Disclosure Schedule, unless otherwise agreed by the Seller), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Buyer Material Adverse Effect, and the Seller shall have received a certificate to such effect signed on behalf of the Buyer by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Buyer.

           (b) Agreements and Covenants. The Buyer and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Seller shall have received a certificate to such effect signed on behalf of the Buyer by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Buyer.

           (c)  Listing.   The  shares  of  Buyer   Common  Stock   issuable  to
stockholders of the Seller pursuant to this Agreement shall have been authorized for listing on the NYSE, the Pacific Exchange and the Boston Stock Exchange.

      6.3 Additional Conditions to the Obligations of the Buyer and Merger Sub. The obligations of the Buyer and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Buyer:

           (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Effective Time (without regard to any updates to the Seller Disclosure Schedule, unless otherwise agreed by the Buyer), except for changes contemplated by this Agreement and except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, where the failure to be so true and correct (without regard to any materiality or knowledge qualifications contained therein) would not have a Seller Material Adverse Effect, and the Buyer and Merger Sub shall have received a certificate to such effect signed on behalf of the Seller by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Seller.

           (b) Agreements and Covenants. The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Buyer shall have received a certificate to such effect signed on behalf of the Seller by the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Seller.

           (c) Affiliate Agreements. Except as set forth thereon, each of the individuals and entities listed on Section 5.14 of the Seller Disclosure Schedule shall have entered into an Affiliate Agreement, and such Agreements shall be in full force and effect.

                             Article 7
                            TERMINATION

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Seller or the DTE:

           (a) by mutual written consent duly authorized by the Board of Trustees of the Buyer and the Board of Directors of the Seller;

           (b) by either the Seller or the Buyer if the Merger shall not have been consummated by December 31, 1999 (which date may be extended at the written request of either the Buyer or the Seller to June 30, 2000 to the extent necessary to satisfy the condition set forth in Section 6.1(b), (d) or (g) and so long as all other conditions have been or shall be capable of being fulfilled); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

           (c) by either the Seller or the Buyer if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order is final, nonappealable and not under appeal;

           (d) by either the Seller or the Buyer if the required approval of the stockholders of the Seller contemplated by this Agreement shall not have been obtained on or before June 30, 1999 or by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of the Seller's stockholders duly convened therefor or at any adjournment thereof (a "Seller Stockholder Approval Failure Event"); provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Seller where the failure to obtain Seller stockholder approval shall have been caused by the action or failure to act of the Seller in breach of this Agreement;

           (e) by either the Seller or the Buyer, if the Seller shall have accepted or approved an Acquisition Proposal or if the Seller's Board of Directors recommends an Acquisition Proposal to the stockholders of the Seller as permitted by Section 5.4(b);

           (f) by the Buyer,  if the Board of Directors of the Seller shall have
(i) failed to convene the Seller Stockholders' Meeting, as required by Section 5.2, (ii) failed to recommend approval of this Agreement in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to the Buyer such recommendation or resolved to do so, or (iii) approved or recommended an Acquisition Proposal;

           (g) by the Seller, upon a breach of any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement, if
(i) as a result of such  breach the  conditions  set forth in Section  6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Buyer within ten (10) business days following receipt by the Buyer of written notice of such breach from the Seller;

           (h) by the Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, if
(i) as a result of such  breach the  conditions  set forth in Section  6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach and (ii) such breach shall not have been cured by the Seller within ten (10) business days following receipt by the Seller of written notice of such breach from the Buyer;

           (i) by the Buyer, if there shall have occurred any event or condition that constitutes, or is reasonably likely to constitute, a Seller Material Adverse Effect since the date of this Agreement which condition or event shall not have been ameliorated such that it is no longer, or is no longer reasonably likely to constitute, a Seller Material Adverse Effect within ten (10) business days following receipt by the Seller of notice from the Buyer;

           (j) by the Seller, if there shall have occurred any event or condition that constitutes, or is reasonably likely to constitute, a Buyer Material Adverse Effect since the date of this Agreement, which condition or event shall not have been ameliorated such that it is no longer, or is no longer reasonably likely to constitute, a Buyer Material Adverse Effect within ten (10) business days following receipt by the Buyer of notice from the Seller;

           (k) by either the Seller or the Buyer, if any required approval of the stockholders of the Buyer regarding the issuance of the Buyer Common Stock in the Merger as contemplated by this Agreement shall not have been obtained on or before June 30, 1999 or by reason of the failure to obtain the required vote upon a vote taken at a duly held meeting of the Buyer's stockholders duly convened therefor or at any adjournment thereof (a "Buyer Stockholder Approval Failure Event"); provided, however, that the right to terminate this Agreement under this Section 7.1(k) shall not be available to the Buyer where the failure to obtain Buyer stockholder approval shall have been caused by the action or failure to act of the Buyer in breach of this Agreement; and

           (l) by the  Seller,  if the Board of Trustees of the Buyer shall have
(i) failed to convene the Buyer Stockholders' Meeting, to the extent required by
Section 5.2, or (ii) failed to recommend any required approval of this Agreement in the Proxy Statement or withheld, withdrawn or modified in a manner adverse to the Seller such recommendations or resolved to do so.

      7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

      7.3  Fees and Expenses.

           (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the Buyer and the Seller shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

           (b) The Seller shall pay to the Buyer an amount equal to all out-of-pocket expenses and fees incurred by the Buyer, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the earliest to occur of the following events:

                (i) the termination of this Agreement by the Buyer pursuant to 7.1(h) or (i); or

                (ii) the  termination  of this  Agreement  by the  Buyer  or the
                     Seller pursuant to Section 7.1(d).

           (c) The Seller shall pay the Buyer a termination fee of $15,000,000 (less any amount paid pursuant to Section 7.3(b)), upon the earliest to occur of the following events:

                (i)  the termination of this Agreement pursuant to
                     Section 7.1(e) or (f); or

                (ii) the  termination  of this  Agreement  pursuant  to  Section
                     7.1(d) if, at the time of the Seller Stockholder Approval Failure Event,

                     (A)  there shall have been announced,
                          commenced or occurred an Alternative
                          Transaction (as defined in Section
                          7.3(g)) and the Seller shall have either
                          (x) executed an agreement to engage in
                          the same or (y) the Seller's Board of
                          Directors shall not have recommended
                          against such Alternative Transaction
                          affirmatively or, if the Seller's Board
                          of Directors has recommended against
                          such Alternative Transaction, the
                          Seller's Board of Directors shall have
                          withdrawn such recommendation against
                          such Alternative Transaction or modified such recommendation in a manner adverse to the Buyer, or

                     (B)  there shall have been announced,
                          commenced or occurred an Alternative
                          Transaction with a Third Party (as
                          defined in Section 7.3(g)) and (x) the
                          Seller shall have engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party (as defined in Section 7.3(g)) within twelve months after the date of the Seller Stockholders Approval Failure Event or (y) the Seller's Board of Directors shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any affiliate thereof or with a Competing Party within twelve months after the date of the Seller Stockholders Approval Failure Event; or

                (iii)the  termination of this Agreement by the Buyer pursuant to
                     Section 7.1(h) after a willful breach by the Seller of this Agreement, if before such termination or within twelve months thereafter the Seller shall have entered into an agreement to engage in or shall have engaged in an Alternative Transaction.

           (d) The Buyer shall pay to the Seller an amount equal to all out-of-pocket expenses and fees incurred by the Seller, including without limitation fees and expenses payable to all legal, accounting, financial and other professional advisors, relating to the Merger or the transactions contemplated by this Agreement not exceeding $2,000,000 in the aggregate upon the earliest to occur of the following events:

                (i) the termination of this Agreement by the Seller pursuant to Section 7.1(g) or (j); or

                (ii) the  termination  of this  Agreement  by the  Seller or the
                     Buyer pursuant to Section 7.1(k).

           (e) The Buyer shall pay the Seller a termination fee of $15,000,000 (less any amount paid pursuant to Section 7.3(d)) upon the earliest to occur of the following events:

                (i) the termination of this Agreement by the Seller pursuant to Section 7.1 (l); or

                (ii) the  termination  of this  Agreement  pursuant  to  Section
                     7.1(k) if at the time of the Buyer Stockholder Approval Failure Event,

                     (A) there shall have been announced or commenced an Alternative Transaction (as defined in Section 7.3(g) substituting "Buyer" for "Seller") and the Buyer shall have executed or consummated an agreement to engage in the same, or

                     (B)  there shall have been announced an
                          Alternative Transaction with a Third
                          Party and (x) the Buyer shall have
                          engaged in, or entered into an agreement to engage in, an Alternative Transaction with such Third Party or any affiliate thereof or with a Competing Party within twelve months after the date of the Buyer Stockholders Approval Failure Event or (y) the Buyer's Board of Trustees shall have recommended an Alternative Transaction with the Third Party proposing such Alternative Transaction or any affiliate thereof or with a Competing Party within twelve months after the date of the Buyer Stockholders Approval Failure Event; or

                (iii)the termination of this Agreement by the Seller pursuant to
                     Section 7.1(g) after a willful breach by the Buyer of this Agreement, if before such termination or within twelve months thereafter the Buyer shall have entered into an agreement to engage in or shall have engaged in an Alternative Transaction.

           (f) The amounts payable pursuant to Section 7.3(b), (c), (d) or (e) shall be paid by wire transfer within one business day after the event giving rise to such payment; provided that in no event shall the Seller or the Buyer be required to pay any expenses or termination fees to the other party if, immediately prior to the termination of this Agreement, the other party was in material breach of any of its material obligations under this Agreement. If one party fails to promptly pay to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of BankBoston, N.A. from the date such fee was required to be paid.

           (g) As used in this Agreement, (A) "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than the Buyer or its Affiliates (a "Third Party"), acquires 20% or more of the outstanding shares of Seller Common Stock, pursuant to a tender offer or exchange offer of otherwise, (ii) a merger, consolidation or combination involving the Seller in which the holders of Seller Common Stock do not own at least a majority of the equity of the surviving entity, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Seller, and the entity surviving any merger or business combination including any of them) of the Seller having a fair market value (as determined by the Board of Directors of the Seller in good faith) equal to more than 20% of the fair market value of all the assets of the Seller immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, and
(B) "Competing Party" shall mean any person other than the Buyer or its affiliates who announces or commences an Alternative Transaction, or with whom an Alternative Transaction occurs, while an Alternative Transaction with a Third Party is pending.

           (h) If this Agreement is terminated by a party as a result of a willful breach by the other party, the terminating party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $2,000,000), be entitled to retain such additional amounts as the terminating party may be entitled to receive at law or in equity.

                             Article 8

                        GENERAL PROVISIONS

      8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Seller, the Buyer and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

      8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a)  if to the Buyer or Merger Sub, to:

                Eastern Enterprises

                9 Riverside Road
                Weston, Massachusetts  02493
                Attention:J. Atwood Ives
                      Chairman and Chief Executive Officer

                Telephone:(781) 647-2302
                Facsimile:(781) 647-2350

                with a copy to:

                Eastern Enterprises
                9 Riverside Road
                Weston, Massachusetts  02493
                Attention:L. William Law, Jr., Esq.
                        Senior Vice President and General Counsel

                Telephone:(781) 647-2313
                Facsimile:(781) 647-2398

           (b)  if to the Seller, to:

                Colonial Gas Company
                40 Market Street
                Lowell, Massachusetts  01852
                Attention:F.L. Putnam, III
                      President and Chief Executive Officer

                Telephone:(978) 322-3465
                Facsimile:(978) 322-3456

                with a copy to:

                Palmer & Dodge LLP
                One Beacon Street
                Boston, Massachusetts  02108
                Attention:Stanley Keller, Esq.

                Telephone:(617) 573-0100
                Facsimile:(617) 227-4420

      8.3 Interpretation; Knowledge. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. References to the "knowledge of the Seller," or any similar expression shall mean the actual knowledge of any executive officer of the Seller.

      8.4  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Seller Disclosure Schedule and the Buyer Disclosure Schedule (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

      8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

      8.8 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.9 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      8.11 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the other parties.

      8.12 Parties in Interest. Except for rights of Indemnified Parties as set forth in Section 5.11, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      8.13 Waiver of Jury Trial. EACH OF THE BUYER AND SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE BUYER, THE SELLER OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      8.14 Massachusetts Business Trust. Reference is hereby made to the declaration of trust establishing Eastern Enterprises (formerly Eastern Gas and Fuel Associates) dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under said declaration as trustees and not personally; and no trustee, shareholder; officer or agent of Eastern Enterprises shall be held to any personal liability in connection with the affairs of said Eastern Enterprises, but the trust estate only is liable.

            [Balance of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be signed as a sealed instrument by their duly authorized respective officers, all as of the date first written above.



                          EASTERN ENTERPRISES





                                       By:
                                          Chairman and Chief Executive Officer


                          COLONIAL GAS COMPANY





                                       By:
                                          President and Chief Executive Officer


                                       and



                                       By:
                                          Treasurer









     [Signature Page to Agreement and Plan of Reorganization]

          [FORM OF JOINDER TO BE EXECUTED BY MERGER SUB]


      The undersigned [Name] ("Merger Sub"), a Massachusetts utility corporation and wholly-owned subsidiary of Buyer, hereby joins in the foregoing Agreement and Plan of Reorganization and agrees to be a party thereto and to perform the obligations of Merger Sub thereunder, as though it had been a party thereto from the date thereof.

      IN WITNESS WHEREOF, Merger Sub has caused this Joinder to be signed as a sealed instrument by its duly authorized officers as of _______________, 199__.


                          [NAME OF MERGER SUB]



                                       By:
                                           President


                                       and


                                       By:
                                           Treasurer



                                                                       Exhibit A



Eastern Enterprises
9 Riverside Road
Weston, Massachusetts 02493

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Reorganization (the "Merger Agreement") dated October 17, 1998 between Colonial Gas Company, a Massachusetts corporation ("Colonial"), and Eastern Enterprises, a Massachusetts business trust ("Eastern"), pursuant to which Colonial will be merged with and into a Massachusetts corporation to be formed as a wholly owned subsidiary of Eastern (the "Merger"). Pursuant to the terms and conditions of the Merger Agreement, upon consummation of the transactions contemplated thereby, each share of common stock, $3.33 par value of Colonial ("Colonial Common Stock"), owned by the undersigned as of the Effective Time (as defined in the Merger Agreement) will be converted into and exchangeable for cash and/or shares of common stock, $1.00 par value, of Eastern (the "Eastern Common Stock").

The undersigned understands that he or she may be deemed to be an "affiliate" of Colonial for purposes of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 5.14 of the Merger Agreement.

With respect to such shares of Eastern Common Stock as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Colonial and Eastern that:

      A. The undersigned will not make any offer to sell or otherwise dispose of all or any part of the Shares in violation of the registration requirements of the Act or the rules and regulations thereunder, including without limitation Rule 145, and will hold all the Shares subject to all such applicable provisions of the Act and the rules and regulations thereunder.

      B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed an "affiliate" of Colonial, any public reoffering or resale by the undersigned of any of the Shares will, under current law, require either (i) the further registration under the Act of the Shares to be sold, (ii) compliance with Rule 145 promulgated under the Act (permitting limited sales under certain circumstances) or (iii) the availability of another exemption from registration under the Act.

      C. The undersigned understands that Eastern will be under no obligation to register the offering, sale and delivery of the Shares under the Act in connection with any sale, transfer, or other disposition by the undersigned or on behalf of the undersigned or to take any other action necessary in order to make compliance with an exemption from registration under the Act available.

      D. The undersigned also understands that, if Eastern should deem it necessary to comply with the requirements of the Act, stop transfer instructions will be given to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

         "The securities represented by this certificate were issued in a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), and may be sold, transferred or otherwise disposed of only upon receipt by the Association of an opinion of counsel acceptable to it that the securities are being sold in compliance with the limitations of Rule 145 or that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."


      Very truly yours,


      Signature



      Name



      Date